Exhibit 99.2

The ONE Group Reports Fourth Quarter and Full Year 2020 Sales Results

Comparable Sales Trends Continue to Improve as Indoor Dining Capacity Increases

Denver, CO – (BUSINESS WIRE) – March 16, 2021 - The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its sales results for the fourth quarter and full year ended December 31, 2020 and provided an update related to COVID-19.

Sales highlights for the fourth quarter ended December 31, 2020 compared to the same period last year are as follows.

●Total revenues decreased 13.8% to $45.0 million from $52.2 million.
●Consolidated comparable sales* decreased 14.8%:
oComparable sales increased 4.2% in October, decreased 18.4% in November, and decreased 26.4% in December;
●Comparable sales* for STK decreased 20.7%:
oComparable sales increased 0.3% in October, decreased 20.8% in November, and decreased 36.0% in December;
●Comparable sales* for Kona Grill decreased 8.0%:
oComparable sales increased 8.6% in October, decreased 15.8% in November, and decreased 14.4% in December;

Consolidated two-year comparable sales* from January 1, 2021 through March 14, 2021 increased 0.5%. For Kona Grill, the two-year comparable sales* from January 1, 2021 through March 14, 2021 increased 4.3% and for STK, the two-year comparable sales* from January 1, 2021 through March 14, 2021 decreased 3.0%. For STK, excluding Las Vegas where capacity averaged less than 30% from January 1, 2021 through March 14, 2021, the two-year comparable sales* from January 1, 2021 through March 14, 2021 increased 10.8%.

Sales highlights for the full year ended December 31, 2020 compared to the same period last year are as follows.

●Total revenues increased 17.6% to $141.9 million from $120.7 million.
●Consolidated comparable sales* decreased 27.9%.
●Comparable sales* for STK decreased 34.2%.
●Comparable sales* for Kona Grill decreased 21.4%.

*Comparable sales represent total U.S. food and beverage sales at owned and managed units opened for at least a full 18-month period. This measure includes total revenue from our owned and managed locations. Revenues from locations where we do not directly control the event sales force (The W Hotel Westwood, CA) are excluded from this measure. Two-year comparable sales relates to the comparison of comparable sales for the period of 1/1/2021 through 3/14/2021 to the period of 1/1/2019 through 3/14/2019.  The Company monitors sales growth at its established restaurant base in addition to growth that results from new restaurant openings and restaurant acquisitions; the Company has presented two-year comparable sales to illustrate how sales at its restaurant base before the COVID-19 pandemic compare to sales as COVID-19 restrictions have eased and the Company has begun to recover lost sales.

“We generated a strong consolidated comparable sales increase of 4.2% in October as we hit an indoor dining capacity high of 51%, but as we moved through the balance of the fourth quarter capacity restrictions impacted our comparable sales trend in both November and December.  We are also very pleased that our consolidated two-year comparable sales* from January 1, 2021 through March 14, 2021 increased 0.5%. In addition, STK Scottsdale, which opened in January 2021, is currently averaging $180,000 in sales volume per week, a very encouraging start for our newest location,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

“Our guests are clearly demonstrating their eagerness to resume in-person dining while enjoying the VIBE dining experience at our STK and Kona Grill restaurants. We sincerely thank our teammates for their incredible efforts in providing our guests with the exceptional service they deserve while adhering to health and safety protocols. We believe that our recovery is limited only by the dining capacity restrictions imposed on us by local mandates. Looking ahead, our key focus is operational readiness for an acceleration in volumes as dining room capacity limits are relaxed further. We are also encouraged by the continued growth in takeout and delivery, which has almost tripled since the beginning of last year and will remain an important part of our business going forward. Even as sales continue to normalize, we will continue to actively manage operating costs and adhere to cost-saving measures that will enable us to manage restaurant-level margins and G&A,” concluded Hilario.

Fourth Quarter 2020 Sales Results

Total revenues decreased 13.8% to $45.0 million in the fourth quarter of 2020 from $52.2 million in the fourth quarter of 2019. The decrease was primarily due to effects of the COVID-19 pandemic, including occupancy limitations in locations resuming in person dining due to state and local mandates.

Total owned restaurant net revenues decreased 10.0% to $43.7 million in the fourth quarter of 2020 from $48.6 million in the fourth quarter of 2019. The decrease in revenue was primarily attributable to limited in-person seating due to state and local mandates. Consolidated comparable restaurant sales decreased 14.8% in the fourth quarter of 2020.

Management, license and incentive fee revenues were $1.3 million in the fourth quarter of 2020 compared to $3.6 million in the fourth quarter of 2019. Management and license fee revenue decreased primarily as a result of temporary closures for managed locations due to COVID-19.

Full Year 2020 Sales Results

Total revenues increased 17.6% to $141.9 million in 2020 from $120.7 million in 2019. The increase was primarily driven by the addition of the Kona Grill restaurants, which the Company acquired on October 4, 2019, partly offset by the effects of the COVID-19 pandemic, including occupancy limitations in locations resuming in person dining due to state and local mandates.

Total owned restaurant net revenues increased 25.6% to $136.6 million in 2020 from $108.8 million in 2019. The increase in revenue is primarily attributable to the addition of the Kona Grill restaurants, which had revenues of $78.6 million in 2020 compared to $23.7 million in the fourth quarter of 2019. This was partially offset by limited in-person seating due to state and local mandates. Consolidated comparable restaurant sales decreased 27.9% in 2020.

Management, license and incentive fee revenues were $5.3 million in 2020 compared to $11.9 million in 2019. Management and license fee revenue decreased primarily as a result of temporary closures for managed locations due to COVID-19.

COVID-19 Update

Starting in May 2020, state and local governments began easing restrictions on stay-at-home orders; however, certain states re-imposed restrictions as COVID-19 cases increased during the fall of 2020. The Company has taken significant steps to adapt its business to recover sales while providing a safe environment for guests and employees, which resulted in a significant increase in revenues in the third and fourth quarter of 2020 compared to the second quarter of 2020. As the Company navigates through the pandemic, it has also implemented measures to reduce its costs, including deferring capital projects and negotiating payment deferrals and abatements with suppliers and landlords.

2020 In-Person Dining Capacity

●October: 51% (Consolidated Comparable Sales +4.2%)
●November: 44% (Consolidated Comparable Sales -18.4%)
●December: 38% (Consolidated Comparable Sales -26.4%)

2021 In-Person Dining Capacity

●January: 41% (Consolidated Comparable Sales -13.3%)
●February: 46% (Consolidated Comparable Sales -1.1%)
●March (through 3/14/2021): 55% (Consolidated Comparable Sales +24.0%)

Takeout and delivery were approximately 15% of sales in the fourth quarter of 2020 (2.7 times higher than in the first quarter of 2020) and will continue to be a meaningful layer of the business going forward.

2021-2022 Restaurant Development

The Company intends to open thirteen new venues between 2021 and 2022. There are currently four STKs and three managed F&B restaurants under construction.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Tyler Loy, Chief Financial Officer, will host a conference call and webcast today at 4:30PM Eastern Time.

The conference call can be accessed live over the phone by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 1-412-317-6671; the passcode is 13717474. The replay will be available until March 30, 2021.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events”.

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is a global hospitality company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands are:

●STK, a modern twist on the American steakhouse concept with 20 restaurants in major metropolitan cities in the U.S., Europe and the Middle East; and,
●Kona Grill, a polished casual, bar-centric grill brand with 24 U.S. locations, features American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.

ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) the effects of the COVID-19 pandemic on our business, including government restrictions on our ability to operate our restaurants and changes in customer behavior, and our ability to re-hire employees; (2) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (3) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (4) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (5) changes in applicable laws or regulations; (6) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Kate Ottavio Kent

(203) 682-8276

Kate.OttavioKent@icrinc.com